SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Soliciting Material Pursuant to ss.240.14a-11(c)orss. 240.14a-12

SYSTEMAX INC.

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SYSTEMAX INC.
11 HARBOR PARK DRIVE
PORT WASHINGTON, NEW YORK 11050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2004

To Holders of Common Stock of Systemax Inc.:

           The 2004 Annual Meeting of the Stockholders of Systemax Inc. (the “Company”) will be held at the offices of the Company, 11 Harbor Park Drive, Port Washington, New York, on Tuesday, May 25, 2004 at 2:00 p.m. for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect the Company's Board of Directors.

2.	To consider and vote upon a proposal to approve amendments to the Company's 1999 Long-Term Stock Incentive Plan.

3.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2004.

4.	To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

           The Board of Directors has fixed the close of business on April 26, 2004 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

           Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

           If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

           Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

Sincerely, CURT S. RUSH, General Counsel and Secretary

Port Washington, New York April 30, 2004

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

PROXY STATEMENT

Introduction

           This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Systemax Inc., a Delaware corporation (the “Company”), for the 2004 Annual Meeting of Stockholders of the Company on May 25, 2004. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 30, 2004 to stockholders of record as of the close of business on April 26, 2004. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company’s Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038 Attention: Proxy Department, in writing, or by executing a subsequent proxy, which revokes your previously executed proxy.

           The Company’s principal executive offices are located at 11 Harbor Park Drive, Port Washington, New York 11050.

Voting of Proxies

           Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposals 1, 2 and 3. Under the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and the Company’s By-Laws, (1) the affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to elect or reelect a nominated Director, (2) the affirmative vote of the holders of at least a majority of the shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required in order to approve the amendments to the Company’s 1999 Long-Term Stock Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2004.

           A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding shares of common stock of the Company. Abstentions will be treated as votes cast on particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker non-votes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

           If shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder in accordance with the record holder’s requirements in order to ensure the shares are properly voted. Under the rules of the New York Stock Exchange, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors and on the ratification of auditors but not on the proposed amendment to the Company’s 1999 Long-Term Stock Incentive Plan. If you want your shares to be voted on this issue, you must instruct your broker if your shares are held in street name

           A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

           On April 26, 2004, the record date for the 2004 Annual Meeting, there were outstanding and entitled to vote 34,355,159 shares of Common Stock of the Company entitled to one vote per share. Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

1. Election of Directors

           At the meeting, seven Directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees is set forth below.

           The accompanying proxy will be voted for the election of the Board’s nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

           Each of the nominees, other than Mr. Fiorentino, has served as a director during the fiscal year ended December 31, 2003. If voting by proxy with respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

Nominees

           Richard Leeds has served as Chairman of the Board and Chief Executive Officer of the Company since April 1995. From April 1995 to February 1996 Mr. Leeds also served as Chief Financial Officer of the Company. Mr. Leeds joined the Company in 1982 and since 1984 has served in various executive capacities. Mr. Leeds graduated from New York University in 1982 with a B.S. in Finance. Richard Leeds is the brother of Bruce and Robert Leeds.

           Bruce Leeds has served as Vice Chairman of the Board since April 1995. Mr. Leeds has served as President of International Operations since 1990. Mr. Leeds joined the Company in 1977 after graduating from Tufts University with a B.A. in Economics and since 1982 has served in various executive capacities.

           Robert Leeds has served as Vice Chairman and President of Domestic Operations since April 1995. Since 1982 Mr. Leeds has served in various executive capacities with the Company. Mr. Leeds graduated from Tufts University in 1977 with a B.S. in Computer Applications Engineering and joined the Company in the same year.

           Gilbert Fiorentino was nominated for election as a Director of the Company by the Nominating/Corporate Governance Committee of the Board on March 2, 2004. Mr. Fiorentino is President and Chief Executive Officer of Tiger Direct Inc., a company he founded in 1988. Tiger Direct became a wholly owned subsidiary of the Company in 1996. Mr. Fiorentino graduated with honors in 1981 from the University of Miami with a BS degree in Economics and graduated in 1984 from the University of Miami Law School. He was an adjunct professor of Business Law at the University of Miami from 1985 through 1994.

           Robert D. Rosenthal has served as a Director of the Company since July 1995. Mr. Rosenthal is Chairman and Chief Executive Officer of First Long Island Investors, Inc., which he co-founded in 1983. From July 1971 until September 1983, Mr. Rosenthal held increasingly responsible positions at Entenmann's Inc., eventually becoming Executive Vice President and Chief Operating Officer. Mr. Rosenthal is a 1971 CUM LAUDE graduate of Boston University and a 1974 graduate of Hofstra University Law School.

           Stacy S. Dick has served as a Director of the Company since November 1995. Mr. Dick became Managing Director of Rothschild Inc. in January 2004 and, since March 2001, has also served as Chief Executive Officer of Continuation Investments NV, another entity controlled by Rothschild family interests. From August 1998 to March 2001 Mr. Dick was a principal of Evercore Partners, an investment banking firm. From 1992 until July 1998 Mr. Dick held increasingly responsible positions at Tenneco Inc., eventually becoming Executive Vice President of Tenneco Inc. Prior to joining Tenneco Inc. he was a Managing Director of The First Boston Corporation, a position he held beginning in 1989. Mr. Dick graduated from Harvard University with an AB degree MAGNA CUM LAUDE in 1978 and received a Ph.D. in Business Economics from Harvard in 1983.

           Ann R. Leven has served as a Director of the Company since May 2001. Ms. Leven served as Treasurer and Chief Fiscal Officer of the National Gallery of Art in Washington D.C. from December 1990 to October 1999. From August 1984 to December 1990 she was Chief Financial Officer of the Smithsonian Institution. Ms. Leven has been a Director of the Delaware Investment's Family of Mutual Funds since September 1989. From December 1999 to May 2003 Ms. Leven was a Director of Recoton Corporation. From 1975 to 1993 Ms. Leven taught business strategy and administration at the Columbia University Graduate School of Business. She received an M.B.A. degree from Harvard University in 1964.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Independence of Directors

In the judgment of the Board of Directors, each of the following Directors of the Company meets the standards for independence required by the New York Stock Exchange: Robert D. Rosenthal, Stacy S. Dick and Ann R. Leven. As a “controlled company” the Company is exempt from the New York Stock Exchange requirements (a) that listed companies have a majority of independent directors, and (b) that the members of the Compensation and Nominating/Corporate Governance Committees of listed companies be composed entirely of independent directors. A “controlled company” is defined by the New York Stock Exchange as a company of which more than 50% of the voting power is held by an individual, group or other company. The Company is a “controlled company” in that more than 50% of the voting stock of the Company, in the aggregate, is owned by certain members of the Leeds family (including Richard Leeds, Robert Leeds and Bruce Leeds, each of whom is an officer and Director of the Company) and certain Leeds’ family trusts (collectively, the “Leeds Group”). The Leeds Group has entered into a Stockholders Agreement with respect to the shares of Company stock it owns. See “Certain Relationships and Related Transactions” below.

Corporate Ethics Policy

The Company has adopted a Corporate Ethics Policy that applies to all employees of the Company including the Company’s Chief Executive Officer, Chief Financial Officer and Controller, its principal accounting officer. The Corporate Ethics Policy is designed to deter wrongdoing and to promote honest and ethical conduct, compliance with applicable laws and regulations, full and accurate disclosure of information requiring public disclosure and the prompt reporting of Policy violations. The Company’s Corporate Ethics Policy is available on the Company’s website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

Stockholder Communications with Directors

Stockholders of the Company who wish to communicate with the Board or any individual Director can write to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050. Your letter should indicate that you are a stockholder of the Company. Depending on the subject matter of your inquiry, management will: forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a stockholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to any requesting Director.

Director Attendance at Annual Meetings

The Company expects each Director to attend its Annual Stockholders Meeting, unless he or she has a valid excuse such as illness or a conflict in schedules. The Company usually schedules a separate Board meeting in conjunction with the Stockholders meeting, to elect officers and discuss other Company matters. Last year all of the Directors attended the Annual Stockholders Meeting.

Board Meetings

           During the year 2003 the Board of Directors held five meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting and the Nominating/Corporate Governance Committee held one meeting. All of the Directors attended all of the meetings of the Board and the respective committees of the Board of which they were members.

Committees of the Board

           The Board of Directors has the following standing committees:

           Audit Committee

           The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company’s external auditors, and (iv) the performance of the Company’s internal audit function and external auditors. It is the Audit Committee’s responsibility to retain or terminate the external auditors and to prepare the Audit Committee report that the Securities and Exchange Commission requires to be included in the Company’s Annual Proxy Statement. (See “Report of the Audit Committee” below.) As part of its activities, the Audit Committee meets with the Company’s external auditors at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results. In addition, the Audit Committee receives and considers the external auditors’ comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures. The Board of Directors adopted an Audit Committee Charter in June 2000 and a Revised Audit Committee Charter in February 2003. The rules of the Securities and Exchange Commission require that the Company attach a copy of such charter to the proxy statement at least once every three years. A copy of the Revised Audit Committee Charter was annexed to the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders. The members of the Committee are Robert D. Rosenthal, Stacy S. Dick and Ann R. Leven. The position of Chairman of the Committee is now rotated annually among the Committee members. Mr. Rosenthal is the current Chairman of the Committee. On May 2, 2004 Mr. Dick will become the Chairman of the Committee. In the judgment of the Board of Directors, each of the members of the Audit Committee meets the standards for independence required by the New York Stock Exchange. In addition, the Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission.

           Nominating/Corporate Governance Committee

           In February 2003, the Board of Directors formed a Nominating/Corporate Governance Committee in order to, among other things (i) identify individuals qualified to become Board members, (ii) recommend that the Board select the Director nominees to stand for election at any meeting of stockholders, (iii) fill any vacancy, however created, in the Board, (iv) develop and recommend to the Board a code of business ethics, and (v) develop and recommend to the Board a set of corporate governance principles applicable to the Company including director qualification standards, responsibilities and compensation. The members of the Nominating/Corporate Governance Committee are Messrs. Richard Leeds, Robert D. Rosenthal, Stacy Dick and Anne R. Leven. In the judgment of the Board of Directors, Messrs. Rosenthal and Dick meet the standards for independence required by the New York Stock Exchange. In nominating candidates to become Board members, the Committee shall take into consideration such factors as it deems appropriate, including the experience, skill, integrity and background of the candidates. The Committee may consider candidates proposed by management or stockholders but is not required to do so. The Committee does not have any formal policy with regard to the consideration of any Director candidates recommended by the security holders or any minimum qualifications or specific procedure for identifying and evaluating nominees for Director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time. Stockholders and other Company security holders may propose candidates for Board membership by writing to Systemax Inc., Attention: Nominating/Corporate Governance Committee, 11 Harbor Park Drive, Port Washington, NY 11050 so that the nomination is received by the Company 60 days in advance of the anniversary date of the immediately preceding Annual Meeting (or by March 26, 2005 to be considered for the 2005 Annual Meeting). The Charter for the Nominating/Corporate Governance Committee is available on the Company’s website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

           Compensation Committee

           The Compensation Committee’s responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer’s performance in light of such goals, to set the compensation of the Chief Executive Officer. The Compensation Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company’s incentive-based and equity-based compensation plans. Stock option grants to officers and Directors must also be approved by the Board of Directors. The Compensation Committee also prepares an annual report on executive compensation for inclusion in the Annual Proxy Statement. (See “Compensation Committee Report to Stockholder” below.) The charter for the Compensation Committee is available on the Company’s website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050. The members of the Compensation Committee are Messrs. Robert Leeds, Robert D. Rosenthal and Stacy S. Dick.

           Executive Committee

           The Board of Directors formed an Executive Committee on March 2, 2004 to provide direction and supervision to the Company’s executive management. The members of the Executive Committee are Richard Leeds, Robert Leeds and Bruce Leeds.

Compensation of Directors

           The Company’s policy is not to pay compensation to Directors who are also employees of the Company. In order to continue to retain and attract qualified Board members, the Board of Directors unanimously approved, on November 11, 2003, an increase in the compensation paid to each Director who is not an employee of the Company. Each non-employee Director is now paid a fee of $25,000 per year and $2,000 for each meeting of the Board of Directors in which the Director participates. In addition, the Chairman of the Audit Committee of the Board now receives an additional $5,000 per year. The non-employee Directors of the Company also receive, annually, an option to purchase 2,000 shares of Common Stock pursuant to the Company’s 1995 Stock Option Plan for Non-Employee Directors. During 2003, Mr. Dick, Mr. Rosenthal and Ms. Leven each received options to purchase 2,000 shares of Common Stock pursuant to this plan.

REPORT OF THE AUDIT COMMITTEE *

The Audit Committee of the Board of Directors of the Company operates under its charter, which was originally adopted by the Board of Directors in Year 2000 and revised in February 2003. Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company’s policies and legal requirements. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon; they also perform limited reviews of the Company’s unaudited quarterly financial statements.

The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full board. In the performance of their oversight functions, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by Company management and by the independent auditors.

The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003 with representatives of management, who represented that the Company’s consolidated financial statements for fiscal 2003 were prepared in accordance with generally accepted accounting principles. It has also discussed with Deloitte & Touche LLP, the Company’s independent auditors, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 (“Communication with Audit Committees”). The Committee has also received from Deloitte & Touche LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has had a discussion with them regarding their independence.

Based on the review of the representations of management, the discussions with management and the independent accountants and the review of the report of the independent auditors to the committee, the Audit Committee recommended to the Board of Directors that the financial statements of the Company for the year ended December 31, 2003 as audited by Deloitte & Touche LLP be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Stacy S. Dick Robert D. Rosenthal Ann R. Leven

___________________________

* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Officers

          The following table sets forth certain information with respect to the executive officers of the Company as of April 26, 2004.

    Name                      Age         Office
    ----                      ---         ------

    Richard Leeds              44         Chairman and Chief Executive Officer

    Bruce Leeds                48         Vice Chairman and President of International Operations

    Robert Leeds               48         Vice Chairman and President of Domestic Operations

    Steven M. Goldschein       58         Senior Vice President and Chief Financial Officer

    Michael J. Speiller        50         Vice President and Controller

    Curt S. Rush               50         General Counsel and Secretary

    Leslie Biggs               60         Vice President of European Operations

           For information on Richard Leeds, Bruce Leeds and Robert Leeds, see page 2.

           Steven M. Goldschein joined the Company in December 1997 and was appointed Senior Vice President and Chief Financial Officer of the Company in January 1998. From 1982 through December 1997 Mr. Goldschein was Vice President-Administration and Chief Financial Officer of Lambda Electronics Inc. From 1980 through 1982 he was that company’s Corporate Controller. Mr. Goldschein is a 1968 graduate of Michigan State University and a Certified Public Accountant in New York.

           Michael J. Speiller has been Vice President and Controller since October 1998. From December 1997 through September 1998 Mr. Speiller was Vice President and Chief Financial Officer of Lambda Electronics Inc. From 1982 through 1997 he was Vice President and Controller of Lambda Electronics Inc. From 1980 through 1982 he was a divisional controller for that company. Prior to that he was an auditor with the accounting firm of Ernst & Young. Mr. Speiller graduated in 1976 with a B.S. degree in Public Accounting from the State University of New York at Albany and is a Certified Public Accountant in New York.

           Curt S. Rush has been General Counsel to the Company since September 1996 and was appointed Secretary of the Company in October 1996. Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc. Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated cum laude from Brooklyn Law School in 1984 where he was editor of the Law Review. He was admitted to the Bar of the State of New York in 1985.

           Leslie Biggs has been Commercial and Financial Director of European Operations since March 1992, when the Company acquired Misco America Inc. Mr. Biggs joined Misco in April 1990 as Financial Director. Prior to such time, Mr. Biggs was Group Financial Controller of Electrocomponents plc, a United Kingdom public company. Mr. Biggs graduated from Kilburn Polytechnic and qualified as a Chartered Secretary in 1967.

Stock Ownership of Certain Beneficial Owners and Management

           The following table provides certain information regarding the beneficial ownership(1) of the Company’s Common Stock as of April 26, 2004 by (i) each of the Company’s Directors and officers listed in the summary compensation table, (ii) all current Directors and executive officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company’s voting securities.

                                               AMOUNT AND NATURE OF
    DIRECTOR AND EXECUTIVE OFFICERS            BENEFICIAL OWNERSHIP       PERCENT OF CLASS
    -------------------------------            --------------------       ----------------
    Richard Leeds (2)                                  10,503,236               30.6%
    Bruce Leeds (3)                                     8,665,153               25.2%
    Robert Leeds (4)                                    8,665,155               25.2%
    Robert Dooley (5)                                     300,534                 *
    Stacy S. Dick (6)                                      21,500                 *
    Robert D. Rosenthal (6)                                35,000                 *
    Ann R. Leven  (7)                                       5,000                 *
    Steven M. Goldschein (8)                              119,959                 *

    All current  Directors and executive
    officers of the Company (10 persons)               24,750,644               72.0%

       __________________________

(1)  As used in this table  "beneficial  ownership"  means the sole or shared power to vote or direct the voting or to dispose or direct the  disposition of any security.  A person is deemed as of any date to have  "beneficial ownership"  of any  security  that such  person  has a right to acquire  within 60 days  after such date.  Any security that any person named above has the right to acquire within 60 days is deemed to be  outstanding  for purposes of  calculating  the ownership  percentage of such person,  but is not deemed to be  outstanding  for purposes of calculating the ownership  percentage of any other person.  Unless otherwise  stated,  each person owns the  reported  shares  directly and has the sole right to vote and  determine  whether to dispose of such shares.
(2)  Includes 1,838,583 shares owned by a limited  partnership of which Richard Leeds is the general partner.  Also includes  1,515,412  shares owned by  irrevocable  trusts for the benefit of his brothers'  children for which
     Richard Leeds acts as co-trustee and 494,800 shares owned by a limited  partnership in which Richard Leeds has an indirect pecuniary interest.
(3)  Includes  1,515,412  shares owned by  irrevocable  trusts for the benefit of his brothers'  children for which
     Bruce Leeds acts as co-trustee and 494,800  shares owned by a limited  partnership in which Bruce Leeds has an indirect pecuniary interest.
(4)  Includes  1,515,412  shares  owned by  irrevocable  trusts for the benefit of his  brothers'  children for which Robert  Leeds acts as  co-trustee  and 494,800  shares  owned by a limited  partnership  in which Robert
     Leeds has an indirect pecuniary interest.
(5)  Includes  options to acquire  288,334 shares that are currently  exercisable  pursuant to the terms of the
     Company's 1995 and 1999 Long-Term  Stock  Incentive  Plans.  Mr. Dooley resigned as an officer and Director of the Company on March 5, 2004.
(6)  Includes  for each person  options to acquire a total of 21,000  shares that are  exercisable  immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.
(7)  Includes  options to acquire a total of 4,000  shares  that are  exercisable  immediately  pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.
(8)  Includes  options to acquire  118,959 shares that are currently  exercisable  pursuant to the terms of the
     Company's 1995 and 1999 Long-Term Stock Incentive Plan.

* less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, Directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that all such filing requirements for the year ended December 31, 2003 were complied with except that one report was filed late by each of Robert Dooley, Steven Goldschein, Leslie Biggs, Michael Speiller and Curt Rush.

Certain Relationships and Related Transactions

Leases

           The Company currently leases its facility in Port Washington, NY from Addwin Realty Associates, an entity owned by Richard Leeds, Bruce Leeds and Robert Leeds, Directors of the Company and the Company’s three senior executive officers and principal stockholders. Rent expense under this lease totaled $612,000 for the year ended December 31, 2003. The Company believes that these payments were no higher than would be paid to an unrelated lessor for comparable space.

Stockholders Agreement

           Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and Leeds’ family trusts entered into a Stockholders Agreement pursuant to which the parties to such agreement agreed to vote in favor of the nominees of the Board of Directors designated by the holders of a majority of the shares of Common Stock held by such stockholders. In addition, such agreement prohibits the sale of shares of Common Stock held by such stockholders without the consent of the holders of a majority of the shares held by all parties to such agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. Such agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Common Stock held by holders of a majority of the shares held by such stockholders. As of December 31, 2003, the parties to the Stockholders Agreement beneficially owned 25,272,700 shares of Common Stock subject to such agreement (constituting approximately 74% of the Common Stock outstanding).

           Pursuant to the Stockholders Agreement, the Company granted to the then existing stockholders party to such agreement demand and incidental, or “piggy-back,” registration rights with respect to the Common Stock. The demand registration rights generally provide that the holders of a majority of the shares held by such stockholders may require, subject to certain restrictions regarding timing and number of shares, that the Company register under the Securities Act all or part of the Common Stock held by such stockholders. Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of the Common Stock under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Common Stock held by it subject to certain restrictions. The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with registrations of Common Stock pursuant to such agreement.

Related Customer

           In 2003, the Company sold approximately $1,156,000 in merchandise to an entity which is one-third owned by Richard Leeds and Robert Leeds. The Company believes these sales were made on an arms-length basis.

Compensation of Executive Officers

           The following table sets forth the compensation earned by the Chief Executive Officer (“CEO”) and the four most highly compensated executive officers other than the CEO for the years ended December 31, 2001, 2002 and 2003.

Summary Compensation Table

                                                                                                       Long-term
                                                                       Annual Compensation            Compensation
                                                -----------------------------------------------------------------------

                                                                                                    Securities
                                                                                 Other Annual       Underlying
         Name and Principal Position        Year        Salary        Bonus    Compensation (1)    Options (#)

Richard Leeds                               2003        $378,101    $75,000       $2,867            None
Chairman and Chief Executive Officer        2002         367,500    $75,000        2,720            None
                                            2001         366,960                   2,900            None

Bruce Leeds                                 2003        $378,101    $75,000       $2,398            None
Vice Chairman and President of              2002         367,500    $75,000        2,377            None
 International Operations                   2001         366,960                   2,246            None

Robert Leeds                                2003        $378,101    $75,000       $2,473            None
Vice Chairman and President of              2002         367,500    $75,000        2,340            None
 Domestic Operations                        2001         366,960                   1,778            None

Robert Dooley (2)                           2003        $346,677                  $6,042            40,000
Director and Senior Vice President -        2002         334,998    $25,000        5,582           100,000
 Worldwide Computer Sales and Marketing     2001         331,467     25,000        4,514           100,000

Steven M. Goldschein                        2003        $371,157    $30,000       $2,527            40,000
Senior Vice President and Chief             2002         357,666     20,000        2,573            37,500
 Financial Officer                          2001         353,885     18,500        4,087            37,500

(1)  Includes the Company's pension and profit sharing plan  contributions,  automobile and gasoline  allowance and excess life insurance coverage over $50,000.
(2)  Mr. Dooley resigned as an officer and Director of the Company on March 5, 2004.

                                             Option Grants in Last Fiscal Year

                                                     Individual Grants
                   --------------------------------------------------------------------------------------

                                              Percent of                                  Potential Realizable
                             Number of          Total                                           Value At
                            Securities         Options                                       Assumed Annual
                            Underlying        Granted to    Exercise or                      Rates of Stock
                            Options          Employees       Base Price    Expiration       Price Appreciation
           Name             Granted (#)     in Fiscal Year  ($/Share)       Date            For Option Term
           ----            -----------      -------------   ---------       ----            ---------------
                                                                                             5%($)   10%($)
                                                                                             -----   ------
  Richard Leeds               --                --            --             --               --       --
  Bruce Leeds                 --                --            --             --               --       --
  Robert Leeds                --                --            --             --               --       --
  Robert Dooley            40,000            3.8%          $1.76          2/28/2013          $44,000   $112,000
  Steven M.                40,000            3.8%          $1.76          2/28/2013          $44,000   $112,000
  Goldschein

                                 Aggregated Option Exercises in Last Fiscal Year and
                                         Fiscal Year-End Option Values

                                                                      Number of
                                                                      Securities           Value of
                                                                      Underlying          Unexercised
                                                                     Unexercised         In-the-money
                                          Shares                      Options At          Options At
                                         Acquired                 December 31, 2003    December 31, 2003
                                            On         Value       (#)Exercisable/       Exercisable/
             Name                      Exercise(#)   Realized($)    Unexercisable        Unexercisable
             ----                      -----------   -----------    -------------        -------------
             Richard Leeds                  -            -                -                    -
             Bruce Leeds                    -            -                -                    -
             Robert Leeds                   -            -                -                    -
             Robert Dooley                  -            -          250,000/340,000    $597,000/$432,000
             Steven  M. Goldschein          -            -           96,250/155,000    $224,000/$284,000

Compensation Committee Report to Stockholders *

           The Compensation Committee of the Board of Directors is responsible for administering the executive compensation plans and programs of the Company and for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and the other executive officers.

           In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies and (3) reward executives for superior individual contributions to the achievement of the Company’s business objectives. To these ends, the Company’s executive compensation package may consist of a base salary, annual cash bonus compensation and stock-based long-term incentive awards.

           Salary levels generally are determined based on the Committee’s subjective assessment of prevailing levels among the Company’s competitors. At higher levels, however, individual and Company performance will be given greater weight, along with competitive considerations.

           In establishing annual bonuses, the Committee considers such factors relating to the Company’s overall performance as it, in its discretion, considers to be appropriate and assigns such weight to each such factor as it considers to be appropriate. The Committee may also consider its assessment of each individual’s contribution to the improvement of operating results, growth, profitability and efficient operation of the Company.

           Stock-based incentives, at the present time consisting of stock options granted at 100% or more of the stock’s fair market value on the grant date, constitute the long-term portion of the Company’s executive compensation package. Stock options provide an incentive for executives to increase the Company’s stock price and therefore, the return to the Company’s stockholders. The vesting of certain executive stock options may be accelerated based upon the achievement of certain financial objectives by certain divisions of the Company. The number and timing of stock option grants are decided by the Committee based on its subjective assessment, with the advice of independent consultants, of prevailing levels of similar compensation among the Company’s competitors. Stock option grants to officers and Directors must be approved by the Board of Directors.

COMPENSATION COMMITTEE Robert Leeds Robert D. Rosenthal Stacy S. Dick

           * This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting material” or filed under such Acts.

Compensation Committee Interlocks and Insider Participation

           The members of the Company’s Compensation Committee for fiscal year 2003 were Robert Leeds, Robert D. Rosenthal and Stacy S. Dick. Other than Robert Leeds, no member of the Compensation Committee is employed by the Company. No Director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no “interlocks” as defined by the Securities and Exchange Commission.

Stock Price Performance Graph *

           The graph below compares cumulative total return of the Company, the S & P 500 and the S & P Retail Index for the period beginning December 31, 1998 through December 31, 2003. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph and chart assumes that the value of the investment in the Company’s Common Stock and for each index was $100 on December 31, 1998 and reflects reinvestment of dividends and market capitalization weighing.

           * This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Equity Compensation Plans

           The following table sets forth information regarding the Company’s existing compensation plans and individual compensation arrangements pursuant to which its equity securities are authorized for issuance to employees and non-employees (such as Directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services:

                                            (a)                          (b)                          (c)
                                                                                             Number of securities
                                                                                             remaining for future
                                Number of securities to be    Weighted-average exercise      issuance under equity
                                  issued upon exercise of       price of outstanding          compensation plans
                                   outstanding options,        options, Warrants and         (excluding securities
        Plan Category               Warrants and Rights                Rights              reflected in column (a))
        -------------               -------------------       -------------------------    ------------------------

Equity compensation plans
   approved by security
   holders                               2,821,302                      $3.70                     4,094,357*
Equity compensation plans not
   approved by  security                       _                          _                            _
   holders                              __________                                                 _________

Total                                    2,821,302                      $3.70                      4,094,357
                                         =========                                                 =========

* Includes 3,000,000 shares available for issuance under the Company’s 1999 Long-Term Stock Incentive Plan, as amended. The Company is seeking stockholder approval of the amendments to this plan. (See Proposal Number 2 below.)

2. Proposal to Approve Amendments to the Company’s 1999 Long-Term Stock Incentive Plan

           On May 20, 2003 the Board of Directors of Systemax Inc. (the “Company”) amended the Company’s 1999 Long Term Stock Incentive Plan (the “Plan”) to, among other things, (a) increase the number of Company shares with respect to which awards may be granted under the Plan to a total of 5 million shares, (b) increase the limit on yearly award grants to individuals to 1,500,000 shares per type of award and 3,000,000 shares in total, and (c) extend the expiration date of the Plan to December 31, 2009. Stockholder approval of the amended Plan is being sought in order to qualify options granted under the plan for incentive compensation treatment under Section 162(m) of the Internal Revenue Code (the “Code”), as discussed below. A copy of the amended Plan is attached as Exhibit A to this proxy statement.

           The following is a summary of the principal provisions of the Plan.

Purpose

           The purposes of the Plan are to promote the interests of Systemax Inc. and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees, including consultants and advisors to the Company and its Affiliates; (ii) motivating such employees, consultants and advisors by means of performance-related incentives to achieve longer-ranger performance goals; and (iii) enabling such employees, consultants and advisors to participate in the long-term growth and financial success of the Company.

Shares Available Under the Plan

           The maximum number of common shares that may be the subject of awards under the Plan is 5,000,000 shares. Prior to the Plan’s amendment the maximum number was 2,000,000 shares. As of April 26, 2004, options to purchase 1,703,069 shares were outstanding under the Plan. No other type of award has been granted under the Plan. The weighted-average exercise price of outstanding options previously granted under the Plan is $2.55. The number of shares remaining available for future issuance under the Plan is 127,648 excluding the shares that are the subject of this Plan amendment and 3,127,648 including the shares that are the subject of this Plan amendment. The maximum number of common shares that may be the subject of awards granted to any person during any calendar year cannot exceed 1,500,000 shares per type of awards and 3,000,000 shares in total. Such number of shares is subject to adjustment resulting from stock dividends, split-ups, conversions, exchanges, reclassifications, or other substitutions of securities for the common shares. Any shares underlying what are called Substitute Awards (awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines) under the Plan shall not, except in the case of shares with respect to which substitute are granted to employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the shares available for awards under the Plan.

Shares subject to options granted under the Plan as of April 26, 2004 were as follows:

         NAME AND POSITION                                                    NUMBER OF UNITS
         -----------------                                                    ---------------

         Richard Leeds, Chairman and CEO                                             0
         Bruce Leeds, Vice Chm. and Pres.                                            0
         Robert Leeds, Vice Chm. and Pres.                                           0
         Robert Dooley, Director, Exec. V.P. *                                   240,000
         Steven M. Goldschein, Senior V.P., CFO                                   77,500
         Executive Group                                                         425,000
         Non-Executive Director Group                                                0
         Non-Executive Officer Employee Group                                    1,278,069

         * resigned on March 5, 2004.

           On April 21, 2004 the closing price of the common shares, as reported on the New York Stock Exchange, was $5.50.

           If any option under the Plan shall expire or terminate without having been exercised in full or if any award should be forfeited or settled for cash or is otherwise terminated or cancelled without the delivery of shares, the unpurchased, forfeited or cancelled shares may again be made subject to awards under the plan; provided, however, that with respect to any options or stock appreciation rights granted to any individual who is a “covered employee” as defined in Section 162(m) of the Code and the regulations thereunder that is canceled or as to which the exercise price or grant price is reduced, the number of shares subject to such options or stock appreciation rights shall continue to count against the maximum number of shares which may be the subject of options and stock appreciation rights granted to such covered employee and such maximum number of shares shall be determined in accordance with Section 162(m) of the Code and regulations promulgated thereunder. Common shares delivered under the Plan will be made available, at the discretion of the Compensation Committee, either from authorized but unissued shares or from previously issued shares of common shares reacquired by the Company, including shares purchased on the open market.

Administration

           The Plan is administered by the Compensation Committee (the “Committee”), which is appointed by the Company’s Board of Directors and consists of not less than two members of the Board of Directors who are “Non-Employee Directors” within the meaning of Rule 16b-3(d)(3) (as it may be amended from time to time) promulgated by the SEC under the Securities Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. Under the Plan, however, options granted to members of the Board of Directors who are not also employees must be granted by action of the full Board and options granted to consultants can be granted by action of either the Committee or the full Board, as applicable. The Board may remove any member of the Committee at any time, with or without cause. Options are granted in the discretion of the Committee or the Board of Directors. For the balance of this description, references to the Committee shall be deemed to refer to the Board of Directors in the case of options granted by the Board to directors or consultants.

Types of Awards to be Granted

           The Committee may grant under the Plan either incentive stock options within the meaning of Section 422 of the Code (“incentive stock options” or “incentive options”) or options that do not satisfy Section 422 (“non-qualified stock options”) (see “Federal Income Tax Consequences” below). The Committee may also grant other stock-based awards, including stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards. The Plan provides that the aggregate fair market value (determined as of the date of grant of an option) of the common shares with respect to which incentive stock options granted to an individual under all incentive stock option plans of the Company are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. Incentive options can be granted only to employees.

Eligibility and Conditions of Grant

           Persons eligible to receive awards under the Plan are such employees and directors of, and consultants and advisors to, the Company and its subsidiaries as the Committee may select in its sole discretion.

           The number of shares or options to be awarded to any individual under the Plan and the term, the exercise price and the vesting schedule thereof is determined by the Committee in its sole discretion (based upon the Committee’s determination as to the contribution or anticipated contribution of the individual to the success of the Company), but in the case of incentive options the price shall not be less than the fair market value (110% of the fair market value for ten-percent shareholders) of a Common Share on the date such option is granted and the option term must not exceed 10 years (five years in the case of ten-percent shareholders). Options and all rights thereunder are non-transferable and non-assignable by the holder, except to the extent that the estate of a deceased holder of an option may be permitted to exercise such option or as otherwise allowed by the Committee in certain instances.

Exercise of Options

           Options shall be exercisable at such rate and times as are fixed by the Committee for each option. Notwithstanding the foregoing, all or any part of any remaining unexercised options granted to any person under the Plan may be exercised (a) immediately upon (but prior to the expiration of the term of the option) the holder’s retirement from the Company on or after his or her 65th birthday, (b) subject to the provisions of the Plan concerning termination of employment, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon the occurrence of such special circumstances or event as in the opinion of the Committee merits special consideration or (d) with a few exceptions, if while the holder is employed by, or serving as a director of or consultant to, the Company there occurs the acquisition by a person or entity, or a group of persons or entities acting in conjunction, of 20% or more of the issued and outstanding shares of the Company having ordinary voting power, or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, or a merger or consolidation of the Company into or with any other company which results in the acquisition of the Company by a non-affiliated entity, or any other event which would similarly constitute an acquisition of the Company by a non-affiliated entity.

Payment for and Issuance of Shares

           Payment for the shares purchased pursuant to the exercise of an option shall be made in full at the time of the exercise of the option either (a) in cash or its equivalent, or, if and to what extent permitted by the Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to the Company as of the date of such tender is at least equal to such option exercise price The Plan contains standard provisions to assure that any exercise of an option or the issuance of shares will comply with applicable securities and income tax withholding laws.

           In the event that any participant delivers shares in payment of the exercise price of any option, the Committee shall have the authority to grant or provide for the automatic grant of a restoration option to such participant. The grant of a restoration option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A restoration option shall entitle the holder thereof to purchase a number of shares equal to the number of such shares so delivered upon exercise of the original option. A restoration option shall have a per share exercise price of not less than 100% of the per share market value on the date of grant of such restoration option, a term no longer than the remaining term of the original option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.

Amendment and Termination of the Plan

           The Board of Directors may at any time amend, suspend or discontinue the Plan except that no amendment to the Plan can increase the number of shares for which options may be granted under the Plan or to any individual in any calendar year (except pursuant to the adjustment provisions described above) or change the class of persons to whom options may be granted without shareholder approval, or permit the granting of options after December 31, 2009 (except with respect to restoration options with regard to options that themselves survive beyond 2009). In addition, no amendment can alter the terms and conditions of any option granted prior to the amendment, unless the holder consents to such amendment.

Section 162(m) of the Code

           Under Section 162(m) of the Code, publicly-held companies generally may not deduct compensation that exceeds $1 million to any proxy-named executive officer with respect to the taxable year. Compensation which is performance-based (as defined in Section 162(m) and regulations thereunder), however, is not counted as subject to the deductibility limitations of Section 162(m). Options granted under the Plan are intended to qualify as performance-based under Section 162(m) and related regulations.

Vote Required for Approval

           Shareholder approval of the amendment to increase the number of shares eligible for grant under the Plan is required pursuant to the Code (as it relates to incentive stock options and to Section 162(m)). Future amendments to the Plan will also require shareholder approval pursuant to the rules of the New York Stock Exchange.

           Approval of the amendments will require the affirmative vote of the holders of a majority of the votes cast on this issue. There are no rights of appraisal or dissenter’s rights as a result of a vote on this issue.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE COMPANY’S 1999 LONG-TERM STOCK INCENTIVE PLAN AS AMENDED, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

3. Ratification of Independent Auditors

           Action is to be taken at the Annual Meeting to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended December 31, 2004.

           Representatives of Deloitte & Touche LLP, which began serving as the Company’s independent auditors in 1993, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Fees Billed to the Company by Deloitte & Touche LLP for Services During Fiscal 2003

           The fees billed by Deloitte & Touche LLP, our independent auditors in fiscal 2003 and 2002, were as follows:

                                                 Fiscal 2003       Fiscal 2002
                                                 -----------       -----------
    Audit Fees                                      $777,000          $797,000
    Audit-related Fees                                   ---               ---
    Tax Fees                                         $57,000           $81,000
    All Other Fees                                       ---           $42,000

           Audit fees included charges for auditing the Company’s annual financial statements and reviewing those financial statements included in the Company’s quarterly reports on Form 10-Q.

           Audit-related Fees included consultations regarding generally accepted accounting principals. Tax Fees included services for international tax compliance and advice. All Other Fees included consulting work performed in connection with local excise tax recovery.

           The Audit Committee is responsible for approving every engagement of Deloitte & Touche to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before Deloitte & Touche is engaged to provide those services. The Audit Committee of the Board of Directors has reviewed the services provided to the Company by Deloitte & Touche LLP and believes that the non-audit/review services it has provided are compatible with maintaining the auditor’s independence.

           Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent public accountants is not required by the Company’s By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2004, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

Solicitation of Proxies

           The cost of soliciting proxies for the 2004 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company’s confidential voting procedure, Directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Annual Report

           The Annual Report of the Company for the year ended December 31, 2003 was first mailed to all stockholders with this proxy statement.

Stockholder Proposals

           The Company’s By-Laws require that stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of Directors, must be received by the Company 60 days in advance of the anniversary date of the immediately preceding annual meeting, or by March 26, 2005, to be considered for the 2005 Annual Meeting. The requirements for submitting such proposals are set forth in the Company’s By-Laws.

           Stockholder proposals intended to be considered for inclusion in the Company’s proxy statement for presentation at the 2005 Annual Meeting must be received by the Company by December 31, 2004.

Other Matters

           The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

           A COPY OF THE COMPANY’S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 IS INCLUDED AS PART OF THE COMPANY’S ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT. AN ADDITIONAL COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. Such request should be sent to: SYSTEMAX INC., 11 Harbor Park Drive, Port Washington, New York 11050 Attention: Investor Relations or via email to investinfo@systemax.com.

EXHIBIT A

SYSTEMAX INC.
1999 Long-Term Stock Incentive Plan
(Amended As Of May 20, 2003)

           SECTION 1. Purpose. The purposes of this Systemax Inc. 1999 Long Term Stock Incentive Plan are to promote the interests of Systemax Inc. and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees, including consultants and advisors to the Company and its Affiliates, as defined below; (ii) motivating such employees, consultants and advisors by means of performance-related incentives to achieve longer-ranger performance goals; and (iii) enabling such employees, consultants and advisors to participate in the long-term growth and financial success of the Company.

           SECTION 2. Definitions. As used in the plan, the following terms shall have the meanings set forth below: “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has significant equity interest, in either case as determined by the Committee.

           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Performance Award or other Stock-Based Award.

           “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

           "Board" shall mean the Board of Directors of the Company.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           “Committee” shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two Directors, each of whom, to the extent necessary to comply with Rule 16b-3 and to the extent that such persons are available, is a “Non-Employee Director” within the meaning of Rule 16b-3 and, to the extent that such persons are available, each of whom is an “outside Director” within the meaning of Section 162 (m) of the Code.

           "Company" shall mean Systemax Inc., together with any successor thereto.

           “Employee” shall mean (i) an employee of the Company or of any affiliate and (ii) an individual providing consulting or advisory services to the Company or any Affiliate as an independent contractor.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           “Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion.

           “Incentive Stock Option” shall mean a right to purchase Shares that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

           “Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

           "Option" shall mean a Non-Qualified Stock Option and shall include a Restoration Option.

           "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

           "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

           "Performance Award" shall mean any right granted under Section 9 of the Plan.

           “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

           "Plan" shall mean this Systemax 1999 Long-Term Stock Incentive Plan.

           "Restoration Option" shall mean an Option granted pursuant to Section 6(e) of the Plan.

           "Restricted Stock" shall mean any Share granted under Section 8 of the Plan.

           "RestrKicted Stock Unit" shall mean any united granted under Section 8 of the Plan.

           “Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

           “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

           “Shares” shall mean the common stock of the Company, $0.01 par value, or such other securities of the Company as may be designated by the Committee from time to time.

           "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

           “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

           SECTION 3. Administration.

           (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

           (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, and Affiliate, and Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

           SECTION 4. Shares Available for Awards.

           (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards maybe granted under the Plan shall be 5,000,000. The maximum number of Shares which may be the subject of Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units granted to any individual during any calendar year shall not exceed 1,500,000 Shares per type of Award and 3,000,000 Shares in total. If, after the effective date of the Plan any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award is settled for cash or otherwise terminates or is cancelled without the delivery of Shares, the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards granted; provided, however, that with respect to any Options or Stock Appreciation Rights granted to any individual who is a "covered employee" as defined in Section 162(m) of the Code and the regulations thereunder that is canceled or as to which the exercise price or grant price is reduced, the number of Shares subject to such Options or Stock Appreciation Rights shall continue to count against the maximum number of Shares which may be the subject of Options and Stock Appreciation Rights granted to such covered employee and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and regulations promulgated thereunder. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

           (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kinds of other securities of the property) with respect to which Awards may be granted, (ii) the number of Shares of other securities of the Company (or number and kinds of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

           (c) Substitute Awards. Any Shares underlying Substitute Awards shall not, except in the case of Shares with respect to which substitute are granted to Employees who are officers or Directors of the Company for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

           (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

           SECTION 5. Eligibility. Any Employee, including any officer or Director of the Company, shall be eligible to be designated a participant.

           SECTION 6. Stock Options.

           (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option. The option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Non-Qualified Stock Options. The Committee shall not have the authority to grant Incentive Stock Options under the Plan.

           (b) Exercise Price. The Committee in it sole discretion shall establish the exercise price at the time each option is granted.

           (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

           (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until full payment in full of the Option price thereof is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to what extent permitted by the Committee, by exchanging Shares owner by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such Option price.

           (e) Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with Section 6(d), the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The Grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder therof to purchase a number of Shares equal to the number of such Shares so delivered upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Market Value on the date of grant of such Restoration Option, a term no longer than the remaining term of the original option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.

           SECTION 7. Stock Appreciation Rights.

           (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant.

           (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

           (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

           SECTION 8. Restricted Stock and Restricted Stock Units.

           (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

           (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the Case of Restricted Stock, as provided in the plan or the applicable Award agreements. Certificates issues in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in the blank with the company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

           (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, other securities or other property, as determined in the sole discretion of the Committee. Dividends paid on any Shares of Restricted Stock may be directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

           (d) Objective Performance Goals, Formulae or Standards. If the grant of Restricted Stock or Restricted Stock Units, or the lapse of restrictions or vesting, is based on the attainment of one or more objective performance goals intended to comply with Section 162(m) of the Code, then the Committee shall establish the performance goals and the applicable vesting percentage of the Restricted Stock or Restricted Stock Units applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee, but in any event within three months after the beginning of the applicable fiscal year and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. With regard to Restricted Stock or Restricted Stock Units that are intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable performance goals shall be based on one or more of the following performance criteria: Share price, earnings (including but not limited to EBITDA), earnings per Share, sales, return on equity, or expenses. Prior to the lapse of restrictions or vesting of Restricted Stock or Restricted Stock Units which are based on one or more of the performance goals hereunder, the Committee shall certify in writing (which may be by approved minutes) that the applicable performance goals were in fact satisfied.

           SECTION 9. Performance Awards.

           (a) Grant. The Committee shall have sole and complete authority to determine Employees who shall receive a "Performance Award", which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

           (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment of transfer to be made pursuant to any Performance Award.

           (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

           SECTION 10. Other Stock-based Awards.

           (a) General. The Committee shall have authority to grant to eligible Employees an "Other Stock-Based Award", which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Except in the case of an Other Stock-Based Award that is a Substitute Award, the price at which securities may be purchased pursuant to any Other Stock Based Award granted under this plan or the provision, if any, of any such Award that is analogous to the purchase of exercise price, shall not be less than 100% of the Fair Market Value of the securities which such an Award relates on the date of grant.

           (b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

           SECTION 11. Amendment and Termination.

           (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any mandatory tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with the local rules and regulations in any jurisdiction outside the United States.

           (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of an Award theretofore granted shall not to that extent be effective with the consent of the affected Participant, holder or beneficiary.

           (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of the changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

           (d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause an Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award.

           SECTION 12. General Provisions.

           (a) Nontransferability.

           (i) Each Award, and each right under any Award, shall be exercisable only by the Participant during a Participant's lifetime, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order ("QDRO"), as determined by the Committee.

           (ii) No Award that constitutes a "derivative security", for purposes of Section 16 of the Exchange Act may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

           (b) No Rights to Awards. No Employee, Participant, or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be same with respect to each recipient.

           (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, and stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate references to such restrictions.

           (d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or Directors of the Company for purposes of section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such section and who are not "covered employees" under Section 162(m) of the Code or would become covered under such Section.

           (e) Withholding. Any participant may be required to pay the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to help defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

           (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

           (g) No Limit in Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing on effect other compensation arrangements, which may, but need not, provide for the grant of options, Restricted Stocks, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may either be generally applicable or applicable only in specific cases.

           (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the company or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

           (i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of Restricted Stock.

           (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

           (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under and law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

           (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

           (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

           (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

           (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

           SECTION 13. Term of the Plan.

           (a) Effective Date. The Plan shall be effective as of the date of its approval by the Directors of the Company.

           (b) Expiration Date. No Award shall be granted under the Plan after December 31, 2009; provided that the authority for grant of Restoration Options hereunder in accordance with Section 6(e) shall continue, subject to the provisions of Section 4, as long as any option granted hereunder remains outstanding. Unless otherwise expressly provided in the Plan or an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after December 31, 2009.

SYSTEMAX INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Curt Rush and Michael J. Speiller, and each of them, with power of substitution, attorneys and proxies to represent and vote all shares of Common Stock of Systemax Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Systemax Inc. to be held on May 25, 2004, at 2:00 p.m., local time, and at any adjournment or postponements thereof.

           Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conducted of the Meeting.

           This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees and FOR proposals 2 and 3.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE |X|

1. Election of Directors |__| FOR ALL NOMINEES |__| WITHHOLD AUTHORITY FOR ALL NOMINEES |__| FOR ALL EXCEPT (See instructions below)	NOMINEES:  Richard Leeds  Bruce Leeds  Robert Leeds  Gilbert Fiorentino  Robert Rosenthal  Stacy S. Dick  Ann R. Leven	2. 3.	To consider and vote upon a proposal to approve
amendments to the Company's 1999 Long-Term Stock Incentive Plan.

To consider and vote upon a proposal to ratify the
appointment of Deloitte & Touche LLP as the Company's
independent auditors for fiscal 2004.

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

(Please sign, date and return this proxy in the enclosed postage pre-paid envelope.)	FOR AGAINST ABSTAIN |__| |__| |__| |__| |__| |__|

INSTRUCTION To withhold authority to vote for any individual nominee(s), mark "
FOR ALL EXCEPT"and fill in the circle next to each nominee you wish to withhold, as shown here:•

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. |__|	Please check here if you plan to attend the meeting. |__|

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.